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                                                                    Exhibit 1.3

                           XO Communications, Inc.


                          [FORM OF DEBT SECURITIES]


                            UNDERWRITING AGREEMENT
                                (U.S. VERSION)
                            ----------------------


                                                    [________________ ___,____]

[        ]
[        ]
[        ]
[        ]
as Representatives of the several
  underwriters named in Schedule A hereto
c/o  [        ]
     [        ]
     [        ]
     [        ]

Ladies and Gentlemen:

                  XO Communications, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), proposes to issue and sell from time to time certain of its debt securities registered under the registration statement referred to in Paragraph 1(a)(i) hereof, the terms of which shall be determined at the time of sale. The Company proposes to sell to the underwriters named in Schedule A hereto (the "Underwriters") for whom you are acting as representative(s) (the "Representatives"), the Securities with the terms and in the aggregate principal amount specified in Schedule B hereto (the "[Firm] Securities"). [At the election of the Underwriters, the Company proposes, subject to the terms and conditions set forth herein, to sell the additional principal amount of Securities specified in Schedule B hereto (the "Optional Securities") and together with the Firm Securities, the "Securities").]

         [It is understood and agreed to by all parties that the Company is concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company of certain of its debt securities with the terms and in the aggregate principal amount specified in Schedule C hereto (the "International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Underwriters"), for whom [___________________________], [___________________],
[__________________________] and [__________________________] are acting as lead managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement Between U.S. Underwriters and International Underwriters (the "Agreement between U.S. Underwriters and International Underwriters") which provides, among other things, for the transfer of the Securities between the two syndicates. Two forms of Prospectus are to be used in connection with the offering and sale of the Securities contemplated by the foregoing, one relating to the Securities hereunder and the other relating to the International Securities. The latter form of Prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 2(a), 2(b), 2(c) and 10 herein, and except as the context may otherwise require, references hereinafter to the Securities shall include all the Securities which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.]

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SECTION 1.  Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each of the Underwriters as of the date hereof and as of [each of] the Closing Time[s] referred to in Section 2(c) hereof, and agrees with each of the Underwriters as follows:

                  (i) Effectiveness of Registration Statement. A registration statement on Form S-3 [(File No. 333-_____)] in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Underwriters, excluding exhibits thereto, but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement") filed pursuant to Rule 462(b) under the Securities Act of 1933 (the "Act") which became effective upon filing, no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered or to be delivered to the Representatives); and no stop order suspending the effectiveness of the registration statement, any post-effective amendment thereto or Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the registration statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement and the Rule 462(b) Registration Statement, if any, at the time such part of such registration statement or such part of the Rule 462(b) Registration Statement, if any, became effective but excluding Form T-1, each as amended at the time such part of such registration statement or such part of the Rule 462(b) Registration Statement, if any, became effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934 (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 3(a)(i) hereof, including any documents incorporated by reference therein as of the date of such filing);

                  (ii) Compliance of the Registration Statement and Prospectus with the Act. The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

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                  (iii)    Documents Incorporated by Reference. The documents
incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

                  (iv) Independent Accountants. The accountants who certified the financial statements included in the Prospectus are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the Act.

                  (v) Financial Statements. The financial statements, together with the related notes, included in the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

                  (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (1) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (2) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (3) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for those declared, paid or made on the preferred stock of the Company outstanding as of the date hereof [and as otherwise described on Schedule D hereto].

                  (vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement [and the International Underwriting Agreement]; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (viii) Good Standing of Designated Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Designated Subsidiary" and, collectively, the "Designated Subsidiaries") has been duly organized and is validly existing and in good standing, where applicable, as a corporation, limited liability company or limited partnership, as the case may be, under the laws of the jurisdiction of its formation, has power and authority to own,

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lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock or other equity interest of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and at least 99% thereof is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equity interests of the Designated Subsidiaries were issued in violation of any preemptive or similar rights arising by operation of law, or under the constituting or operative document or agreement of any Designated Subsidiary or under any agreement to which the Company or any Designated Subsidiary is a party.

                  (ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus as of the dates indicated therein. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company, as applicable.

                  (x) Authorization of Underwriting Agreement[s]. This Agreement [and the International Underwriting Agreement] [has] [have] been duly authorized, executed and delivered by the Company.

                  (xi) Authorization and Description of the Securities and the Indenture. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in Schedule B hereto, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the applicable indenture identified on Schedule B hereto and relating to the Securities, to be dated as of [________ __, _____] (the "Indenture") between the Company and [____________], as trustee (the "Trustee"), under which they are to be issued, which will be substantially in the form filed as an exhibit to the Registration Statement; [if the Securities to be issued are convertible into Class A common stock: when the Securities are delivered and paid for pursuant to this Agreement, such Securities will be convertible into Class A common stock of the Company in accordance with their terms; the shares of Class A common stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Class A common stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus;] the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented with respect to such Securities.

                  (xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its constituting or operative document or agreement or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party, or by which or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; the issue and sale of the Securities, the execution, delivery and performance of this Agreement, [the

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International Underwriting Agreement,] the Indenture, the Securities and any
other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby, thereby or in the Prospectus and the consummation of the transactions contemplated herein, therein and in the Prospectus (including the issuance and sale of the Securities by the Company hereunder [and under the International Underwriting Agreement]), the compliance by the Company with its obligations hereunder and under the [International Underwriting Agreement and] Indenture and the Securities have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the constituting or operative document or agreement of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except for such violations that singly or in the aggregate would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any material note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the Company or any of its subsidiaries to repurchase, redeem or repay all or a portion of such indebtedness.

                  (xiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the actions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters [and the International Underwriters].

                  (xiv) Possession of Licenses and Permits. Each of the Company and its Designated Subsidiaries has all material certificates, consents, exemptions, orders, permits, licenses, authorizations, franchises or other material approvals (each, an "Authorization") of and from, and has made all material declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or appropriate for the Company and its Designated Subsidiaries to own, lease, license, use and construct its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain any such Authorizations or make any such declaration or filing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as set forth in or contemplated by the Prospectus, all such Authorizations are in full force and effect with respect to the Company and its Designated Subsidiaries; to the best knowledge of the Company, no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any such Authorization; the Company and its Designated Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto; and, except as set forth in the Prospectus, the Company has no knowledge that any person is contesting or intends to contest the granting of any material Authorization; and neither the execution and delivery of this Agreement, [the International Underwriting Agreement,] the Indenture or the Securities, nor the consummation of the transactions contemplated hereby and thereby nor compliance with the terms, conditions and provisions hereof and thereof by the Company or any of its Designated Subsidiaries will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any Authorization.

                  (xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing labor disturbance by the

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employees of any of its or any of its subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

                  (xvi) Absence of Proceedings. Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which could reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the consummation of this Agreement[, the International Underwriting Agreement] or the Indenture or the performance by the Company of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xvii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and except as otherwise described in the Prospectus neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xviii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or
(b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xix) Tax Returns. The Company and its subsidiaries have filed all federal, state, foreign and, to the extent material, local tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(v) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

                  (xx) Environmental Laws. Except as described in the Prospectus and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating

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to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

                  (xxi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxii) Certain Disclosures in Prospectus. The statements set forth in the Prospectus under the caption "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Securities, and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects[; and the statements set forth in the Prospectus under the caption "Material United States Federal Income Tax Consequences", insofar as such statements purport to summarize certain United States federal income and estate tax consequences of the ownership and dispensation of the Securities by certain U.S. Holders (as such terms are defined in the Prospectus) of the Securities, provide a fair summary of such consequences under current law].

                  (xxiii) No Manipulation or Stabilization. Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken and will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, [(a)] the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the purchase price and subject to the other terms set forth in this Agreement and Schedule B hereto, the principal amount of the [Firm] Securities set forth opposite its name in Schedule A hereto [and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price and subject to the other terms set forth in this Agreement and Schedule B hereto, the principal amount of the Optional Securities as to which such election shall have been exercised determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator


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of which is the maximum aggregate principal amount of Optional Securities that all of the Underwriters are entitled to purchase hereunder].

         [The Company hereby grants to the Underwriters the right to purchase at their election up to [$_________] additional aggregate principal amount [at stated maturity] of Optional Securities at the purchase price and subject to the other terms set forth in this Agreement and Schedule B hereto, for the sole purpose of covering overallotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Closing Time (as defined in Section 2(c) hereof) or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.]

         (b) Terms and Conditions of Sale. Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

         (c) Closing and Payment. The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of the Depository Trust Company ("DTC") (unless the Representatives shall otherwise instruct) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor to the Company in funds specified on Schedule B hereto, all in the manner and at the place and time and date [with respect to each of the Firm Securities and the Optional Securities] specified on Schedule B hereto (or at such other place and time and date as the Representatives and the Company may agree upon in writing ([with respect to the Firm Securities, such place and time and date being referred to herein as ]the "[First] Closing Time" [and with respect to the Optional Securities, the "Second Closing Time"]). The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to [each of] the [relevant] Closing Time[s] with respect thereto at the offices of DTC or its designated custodian (the "Designated Office"). It is understood and agreed that each Closing Time under this Agreement shall occur simultaneously with each Closing Time under the International Underwriting Agreement.]

SECTION 3. Covenants.

         (a) Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (i) Preparation of Prospectus; Notices. To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus, properly completed, and any supplement thereto, pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 424(b) under the Act, and to provide evidence satisfactory to the Underwriters of such timely filing; to make or file no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of this Agreement relating to the Securities and prior to [each of] the [relevant] Closing Time[s] for such Securities which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Closing Time and furnish the Representatives with copies thereof; if the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fees as applicable under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise the Underwriters, promptly after it receives notice thereof, of the time when the Rule 462(b) Registration Statement has been filed or becomes effective or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Securities [or the shares of Class A common stock into which the Securities are convertible] for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

                  (ii) Qualifications of the Securities under State Securities Laws. Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Securities [or the shares of Class A common stock issuable upon the conversion of such Securities] for offering and sale under the securities laws of such jurisdictions as they may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                  (iii) Copies of and Amendments to Prospectus and Supplements. Except as otherwise agreed, prior to 12:00 noon on the New York Business Day next succeeding the date of this Agreement, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request, and, if the delivery of a Prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities [or the shares of Class A common stock into which the Securities are convertible] and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify the Underwriters and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a Prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Underwriters' request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Underwriters may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act. The Company will advise the Underwriters promptly of any proposal to amend or supplement the Prospectus and will not effect such amendment or supplement without the consent of the Underwriters. Neither the consent of the Underwriters, nor the Underwriter's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

                  (iv) Investment Company. Not to be or become, at any time prior to the expiration of three years after the [relevant] Closing Time, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the 1940 Act.

                  [(v)     Information to the Underwriters. During a period of
five years from the effective date of the Registration Statement, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to stockholders and to deliver to the Underwriters such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).]

                  (vi) Use of Proceeds. To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement [and the International Underwriting Agreement] in the manner specified in the Prospectus under the caption "Use of Proceeds".

                  (viii) Earning Statement. To make generally available to its stockholders as soon as practicable, but in any event not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the date of the Underwriting Agreement, as that date is specified on Schedule B hereto, (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

                  [(ix)    Lock-Up. During the period beginning from the date
of the Underwriting Agreement, as that date is specified on Schedule B hereto, and continuing for the duration of the lock-up period specified on Schedule B hereto (the "Lock-Up Period"), not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or announce an offering of, except as provided hereunder [or under the International Underwriting Agreement], any [______] securities of the Company in an offering to the public or in a private offering where holders of the [_____] securities are granted rights to have such debt securities registered under the Act, [or to exchange such securities for other debt securities that are so registered] [or, in the event the Securities are convertible into shares of Class A common stock, shares of Class A common stock or any securities convertible into or exchangeable for Shares other than (i) grants of options and issuances and sales of Class A common stock issued pursuant to any employee or director stock option plan, stock ownership plan, 401(k) savings and retirement plan, or stock purchase plan in effect on the date of this Agreement, (ii) issuances of Class A common stock upon the conversion of securities or the exercise of warrants outstanding on the date of this Agreement, (iii) issuance of Class B common stock upon exercise of options outstanding on the date of this Agreement, (iv) issuance of common stock pursuant to agreements in effect on the date of this Agreement (which issuances will not involve the issuance of a material amount of shares of common stock) or (v) issuance of common stock in connection with acquisitions.]

         [(b)     Covenants of the Underwriters.

         Each Underwriter agrees that:

                  (i) it is not purchasing any of the Securities for the account of any person other than a United States or Canadian Person;

                  (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the Securities and has not distributed and will not distribute any Prospectus to any person outside the United States or Canada, or to any person other than a United States or Canadian Person; and

                  (iii) any dealer to whom it may sell any of the Securities will represent that it is not purchasing for the account of any person other than a United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the Securities outside the United States or Canada, or to any United States or Canadian Person or to any other dealer who does not so represent and agree;

provided, however, that the foregoing shall not restrict [(A) purchases and sales between the Underwriters on the one hand and the International Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B)] stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through [_______________] (or through the Representatives [and International Representatives]) as a part of the distribution of the Securities, and (C) sales to or through (or distributions of Prospectuses or Preliminary Prospectuses to) persons who are United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of any persons who are not United States or Canadian Persons.

         The agreements of the Underwriters set forth in this paragraph (b) of
Section 3 shall terminate upon the earlier of the following events:

                  (i) a mutual agreement of the Representatives and the U.S. Representatives to terminate the selling restrictions set forth in this paragraph (b) of this Section 3 [and in Section 3(b) of the International Underwriting Agreement]; or

                  (ii) the expiration of a period of 30 days after [each of] the [relevant] Closing Time[s], unless (A) the Representatives shall have given notice to the Company and the International Representatives that the distribution of the Securities by the Underwriters has not yet been completed[, or (B) the International Representatives shall have given notice to the Company and the Underwriters that the distribution of the Securities by the International Underwriters has not yet been completed]. If such notice by [the International Representatives or] the Representatives is given, the agreements set forth in such paragraph (b) shall survive until the earlier of
(1) the event referred to in the immediately preceding clause (i) of this paragraph (b) or (2) the expiration of an additional period of 30 days from the date of any such notice.

         "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S. or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.]

SECTION 4. Payment of Expenses.

         (a) Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing any Agreement among Underwriters, this Agreement, [the International Underwriting Agreement, the Agreement Between U.S. Underwriters and International Underwriters,] the Indenture, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, (iv) any fees charged by securities rating services for rating the Securities, (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the cost and charges of any transfer agent or registrar and of DTC; (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 6 and 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

         (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters' Obligations.

         The obligations of the several Underwriters hereunder, as to the Securities to be delivered at [each of] the [relevant] Closing Time[s], are subject to the accuracy, at and as of such Closing Time, of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by each of the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Filing of Prospectus. The Prospectus as amended or supplemented in relation to the applicable Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 3(a)(i) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

         (b) Opinion of Counsel for Company. At [each of] the [relevant] Closing Time[s], the Underwriters shall have received the favorable opinion, dated as of the [relevant] Closing Time, of Jones Day Reavis & Pogue, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in [Exhibit A] hereto, and to such further effect as counsel to the Underwriters may reasonably request.

         (c) Opinion of Counsel for Underwriters. At [each of] the [relevant] Closing Time[s], the Underwriters shall have received the favorable opinion, dated as of the [relevant] Closing Time, of [____________], counsel for the Underwriters, with respect to the incorporation of the Company, the Indenture, the validity of the Securities being delivered at the Closing Time, the Registration Statement, the Prospectus and such other related matters as the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (d) Officers' Certificate. At [each of] the [relevant] Closing Time[s], there shall not have been, since the date hereof or since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business except as set forth in the Prospectus (exclusive of any supplement thereto), and the Underwriters shall have received certificates of the Chairman of the Board, the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, satisfactory to the Underwriters, to the effect that, at and as of such Closing Time, (i) they have carefully examined the Registration Statement, the Preliminary Prospectus, the Prospectus and any supplements thereto and this Agreement,
(ii) there has been no such material adverse change, (iii) the representations and warranties of the Company in Section 1 hereof are true and correct in all material respects on and as of the Closing Time with the same force and effect as though expressly made at and as of such Closing Time, (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time, and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened.

         (e) Accountant's Comfort Letter. On the date of this Agreement at a time prior to the execution of this Agreement, the Underwriters shall have received from Arthur Andersen LLP a letter or letters dated the effective date of the Registration Statement or the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to the Underwriters with respect to the financial statements and certain financial information contained in the Prospectus.

         (f) Bring-down Comfort Letter. At [each of] the [relevant] Closing Time[s], the Underwriters shall have received from Arthur Andersen LLP a letter, dated as of the [relevant] Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.

         (g) No Material Adverse Change in Business. Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date of this Agreement (1) there has been no Material Adverse Effect, whether or not arising in the ordinary course of business, (2) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise (3) there has been no dividend or distribution of any kind, declared, paid or made by the Company on any class of its capital stock, except for those declared, paid or made on the preferred stock of the Company outstanding as of the date hereof [and as otherwise described on Schedule D hereto] and (4) there has been no change or decrease specified in the letters referred to in Section 5(e) and 5(f) above, the effect of which, in any case referred to in clauses (1) through (4) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus relating to the Securities.

         (h) Maintenance of Rating. On or after the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Company's debt securities or preferred stock by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock.

         (i) Delivery of Prospectuses. The Company shall have complied with the provisions of Section 3(a)(iii) hereof with respect to the furnishing of Prospectuses on the New York Business Day next succeeding the date of this Agreement.

         (j) Adequate Disclosure of Litigation. There is no litigation or governmental or other action, suit, claim, proceeding or investigation before any court or any public, regulatory or governmental agency or body, pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their respective officers (in their capacity as officers of the Company or such subsidiaries) or any of the properties, assets, business or rights of the Company or such subsidiaries which is of a character required to be disclosed in the Registration Statement and Prospectus which is not disclosed therein.

         (k) Additional Documents. At [each of] the [relevant] Closing Time[s]: (i) the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request; (ii) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and (iii) all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the [relevant] Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

         (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, liabilities (joint or several), claims, damages and expenses whatsoever, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Underwriters specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who sign the Registration Statement (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, liabilities (joint or several), claims, damages and expenses described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to written information furnished to the Company by such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.

         (c) Actions against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall, in connection with any proceeding or related proceedings in the same jurisdiction, be liable only for the fees and expenses of one separate firm (in addition to local counsel) for all such indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim; provided, that such unconditional release may be subject to a parallel release of a claimant or plaintiff by such indemnified party from all liability in respect of claims or counterclaims asserted by such indemnified party and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7. Contribution.

         If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses (including legal or other expenses reasonably incurred in connection with investigating or defending same) incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement (provided that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder) or (ii) if the allocation provided by clause (i) is unavailable for any reason, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement, or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

         (a) Termination; General. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Class A common stock shall have been suspended by the Commission or the NASDAQ or trading in securities generally on the New York Stock Exchange or the NASDAQ shall have been suspended or limited or minimum prices shall have been established on such Exchange or NASDAQ, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred, subsequent to the signing hereof, any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters.

         If any one or more of the Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule A hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all of the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the [relevant] Closing Time shall be postponed for such period, not exceeding five Business Days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

SECTION 11. Reliance; Notices.

         In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by [____________] on their behalf.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile to the Representative at its address set forth in Schedule B hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 6(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

SECTION 12. Parties.

         This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal Underwriters, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal Underwriters, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Time of the Essence.

         Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

SECTION 14. GOVERNING LAW AND TIME.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings.

         The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16. Counterparts.

         This Agreement may be executed by any one of more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, and upon the acceptance hereof by [____________], on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among [U.S.] Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                                     Very truly yours,

                                                     XO Communications, Inc.

                                                     By:--------------------
                                                        Name:
                                                        Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

[          ]
[          ]
[          ]
[          ]

By:  [                       ]


By:[-----------------------------------------]
    Name:
    Title:

For themselves and on behalf of the other Underwriters named in Schedule A hereto.

                                  SCHEDULE A

                                              Aggregate Principal Amount              Aggregate Principal Amount [At
                                       [At Stated Maturity] of [Firm] Securities      Stated Maturity] of [Optional]
    Underwriter                                     to be Purchased                     Securities to be Purchased
    -----------                                     ---------------                     --------------------------

Total.............................     $                                               $

                                  SCHEDULE B

                                  SECURITIES

UNDERWRITING AGREEMENT dated __________, 200_.

REGISTRATION STATEMENT NO. 333-______

REPRESENTATIVE[S] AND ADDRESS(ES):

     SECURITIES:

         TITLE:

         AGGREGATE PRINCIPAL AMOUNT:

                  [FIRM:]

                  [OPTIONAL:]

PRICE TO THE PUBLIC:

         [__]% of the principal amount of the Securities, plus accrued interest[, if any,] from [_______] to [_____]

PURCHASE PRICE BY UNDERWRITERS:

         [__]% of the principal amount of the Securities, plus accrued interest[, if any,] from [______] to [______]

SPECIFIED FUNDS

         [Federal (same day)]
         [New York Clearing House (next day)] funds

TIME OF DELIVERY:

         [__] a.m. on [__________], 200_, at [________] to be made available for checking and packaging at the office of [__________________] at least 24 hours prior to the [relevant] Closing Time.

PRE-CLOSING:  [_____]p.m. on [__________], 200[__], at [____________].

MATURITY:

INTEREST RATE:

INTEREST PAYMENT DATES:

REDEMPTION PROVISIONS:

         [No provisions for redemption]

         [The Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the amount of [$__] of an integral multiple thereof,

         [on or after [_________,___] at the following redemption prices (expressed in percentage of principal amount). If [redeemed on or before [_________,___], [__]%, and if] redeemed during the 12-month period beginning [__________,__],


                  Year                               Redemption Price
                  ----                               ----------------

         and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

         [on any interest payment date falling on or after [_________,___] at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to date of the redemption.]]

         [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

SINKING FUND PROVISIONS:

         [No sinking fund provisions]

         [The Securities are entitled to the benefit of a sinking fund to retire [$__] principal amount of Securities on in each of the years through [________] at 100% of their principal amount plus accrued interest[, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional [$__] principal amount of Securities in the years [__] through [__] at 100% of their principal amount plus accrued interest.]

[LOCK-UP PERIOD:  ____________________]

[CONVERTIBLE TERMS:]

         [The Securities are convertible into shares of [Class A common stock] at a rate of [___] shares of Class A common stock per $1,000 principal amount of the Securities or a conversion price of approximately [$_____] per share. The conversion rate is subject to adjustment in certain events.]

[OTHER TERMS:]

         The aggregate principal amount of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

         The Securities will be made available for checking and packaging at the office of ______________________ at least 24 hours prior to the Closing Date.

                                  SCHEDULE C

                           INTERNATIONAL SECURITIES

UNDERWRITING AGREEMENT dated __________, 200_.

REGISTRATION STATEMENT NO. 333-______

REPRESENTATIVE[S] AND ADDRESS(ES):

     SECURITIES:

         TITLE:

         AGGREGATE PRINCIPAL AMOUNT:

                  [FIRM:]

                  [OPTIONAL:]

PRICE TO THE PUBLIC:

         [__]% of the principal amount of the Securities, plus accrued interest[, if any,] from [_______] to [_____]

PURCHASE PRICE BY UNDERWRITERS:

         [__]% of the principal amount of the Securities, plus accrued interest[, if any,] from [______] to [______]

SPECIFIED FUNDS

         [Federal (same day)]
         [New York Clearing House (next day)] funds

TIME OF DELIVERY:

         [__] a.m. on [__________], 200_, at [________] to be made available for checking and packaging at the office of [__________________] at least 24 hours prior to the [relevant] Closing Time.

PRE-CLOSING:  [_____]p.m. on [__________], 200[__], at [____________].

MATURITY:

INTEREST RATE:

INTEREST PAYMENT DATES:

REDEMPTION PROVISIONS:

         [No provisions for redemption]

         [The Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the amount of [$__] of an integral multiple thereof,

         [on or after [_________,___] at the following redemption prices (expressed in percentage of principal amount). If [redeemed on or before [_________,___], [__]%, and if] redeemed during the 12-month period beginning [__________,__],


                  Year                               Redemption Price
                  ----                               ----------------

         and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

         [on any interest payment date falling on or after [_________,___] at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to date of the redemption.]]

         [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

SINKING FUND PROVISIONS:

         [No sinking fund provisions]

         [The Securities are entitled to the benefit of a sinking fund to retire [$__] principal amount of Securities on in each of the years through [________] at 100% of their principal amount plus accrued interest[, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional [$__] principal amount of Securities in the years [__] through [__] at 100% of their principal amount plus accrued interest.]

[LOCK-UP PERIOD:  ____________________]

[CONVERTIBLE TERMS:]

         [The Securities are convertible into shares of [Class A common stock] at a rate of [___] shares of [Class A common stock] per $1,000 principal amount of the Securities or a conversion price of approximately [$_____] per share. The conversion rate is subject to adjustment in certain events.]

[OTHER TERMS:]

         The respective numbers of shares of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

         The Securities will be made available for checking and packaging at the office of ______________________ at least 24 hours prior to the Closing Date.

                                 [SCHEDULE D]

                        [OUTSTANDING PREFERRED STOCK]